NEWS RELEASE
April 26, 2012

Sun Communities, Inc. Reports 2012 First Quarter Results

Southfield, MI, April 26, 2012 - Sun Communities, Inc. (NYSE: SUI) (the “Company”), a real estate investment trust (“REIT”) that owns and operates manufactured housing and recreational vehicle communities, today reported its first quarter results.

Highlights: Three Months Ended March 31, 2012 vs. March 31, 2011

•
FFO(1) excluding transaction costs incurred in connection with acquisitions was $0.90 per diluted share and OP Unit (“Share”) compared to $0.83 per Share in the first quarter of 2011, an increase of $0.07 per share, or 8.4 percent.

•	Same site Net Operating Income (“NOI”)(2) increased by 7.3 percent.

•	Revenue producing sites increased by 294 sites, compared to an increase of 143 sites during the first quarter of 2011.

"We are pleased to report another quarter of strong core portfolio results as all significant growth drivers continue to meet or exceed expectations", said Gary A. Shiffman, Chairman and CEO. "Our expansions and acquisitions, particularly our Kentland acquisition, are adding to overall performance and contributing to revenue and occupancy gains", Shiffman added.

Funds from Operations (“FFO”)(1)

FFO(1) increased to $25.7 million, or $0.89 per Share, in the first quarter of 2012 as compared to $18.8 million, or $0.82 per Share, in the first quarter of 2011. Excluding approximately $0.2 million in transaction costs incurred in connection with acquisitions during the three months ended March 31, 2012, FFO(1) was $25.9 million and $19.0 million, or $0.90 and $0.83 per Share for the three months ended March 31, 2012 and 2011, respectively.

Net Income Attributable to Common Stockholders

Net income attributable to common stockholders for the first quarter of 2012 was $5.4 million, or $0.21 per diluted common share, compared with net income of $2.4 million, or $0.11 per diluted common share, for the first quarter of 2011.

Community Occupancy

During the first quarter of 2012, revenue producing sites increased by 294 sites, comprised of 147 sites from properties acquired in 2011 and 147 sites from same site communities. This compares to 143 revenue producing sites gained in the first quarter of 2011, all of which were from same site properties. Same site occupancy increased to 86.1 percent at March 31, 2012 from 84.8 percent at March 31, 2011.

The Company rented an additional 302 homes during the three months ended March 31, 2012, bringing the total number of occupied rentals to 7,349.

Sun Communities, Inc. 1st Quarter 2012                                 Page 2

Same Site Results

For 136 communities owned throughout 2012 and 2011, first quarter 2012 total revenues increased 5.3 percent and total expenses increased 0.3 percent, resulting in an increase in NOI(2) of 7.3 percent over the first quarter of 2011.

Home Sales

During the first quarter of 2012, 401 homes were sold, an increase of 44 sales or 12.3 percent from the 357 homes sold during the first quarter of 2011. Rental home sales included in total home sales above totaled 218 and 216 for the first quarters of 2012 and 2011, respectively.

Acquisitions

In February 2012, we acquired three Florida recreational vehicle ("RV") communities, Three Lakes RV resort, Blueberry Hill RV resort, and Grand Lake Estates, located in Hudson, Bushnell, and Orange Lake, Florida, respectively. The communities are comprised of 1,114 RV sites. The communities were purchased for $24.5 million cash. In March 2012, these communities were encumbered with a $19.0 million loan. We believe this portfolio provides for growth from both rental increases and through improved seasonal occupancy.

Properties acquired since June 2011 have added $8.2 million of revenue, $4.7 million of net operating income and are preforming at or above proforma expectations. Fifty percent of the revenue producing sites gained in the first quarter 2012 were in acquired communities.

Equity Offering

As previously announced, in January 2012, the Company completed a follow-on offering of 4,600,000 shares of common stock at a price of $35.50 per share. Net proceeds from the offering were $156.0 million after deducting the underwriting discounts and expenses related to the offering. The Company used $123.5 million of the net proceeds to repay outstanding debt and the remainder to fund the purchase of the three Florida RV communities in February 2012.

Earnings Conference Call

The Company will release its results on Thursday, April 26, 2012, prior to the opening of the market. A conference call to discuss first quarter operating results will be held on Thursday, April 26, 2012 at 11:00 A.M. (EST). To participate, call toll-free 877-941-8609. Callers outside the U.S. or Canada can access the call at 480-629-9692. A replay will be available following the call through May 10, 2012, and can be accessed toll-free by calling 800-406-7325 or by calling 303-590-3030. The Conference ID number for the call and the replay is 4525801. The conference call will be available live on Sun Communities website www.suncommunities.com. Replay will also be available on the website.

Sun Communities, Inc. is a REIT that currently owns and operates a portfolio of 162 communities comprising approximately 55,900 developed sites.

For more information about Sun Communities, Inc., please visit our website at www.suncommunities.com.

Sun Communities, Inc. 1st Quarter 2012                                 Page 3

Contact

Please address all inquiries to our investor relations department, at our website www.suncommunities.com, by phone (248) 208-2500, by facsimile (248) 208-2645 or by mail Sun Communities, Inc. Investor Relations, 27777 Franklin Road,    Southfield, MI 48034.

(1)
Funds from operations (“FFO”) is defined by the National Association of Real Estate Investment Trusts (“NAREIT”) as net income (loss) (computed in accordance with generally accepted accounting principles “GAAP”), excluding gains (or losses) from sales of depreciable operating property, plus real estate-related depreciation and amortization, and after adjustments for unconsolidated partnerships and joint ventures. FFO is a non-GAAP financial measure that management believes is a useful supplemental measure of the Company's operating performance. Management generally considers FFO to be a useful measure for reviewing comparative operating and financial performance because, by excluding gains and losses related to sales of previously depreciated operating real estate assets, impairment and excluding real estate asset depreciation and amortization (which can vary among owners of identical assets in similar condition based on historical cost accounting and useful life estimates), FFO provides a performance measure that, when compared year over year, reflects the impact to operations from trends in occupancy rates, rental rates and operating costs, providing perspective not readily apparent from net loss. Management believes that the use of FFO has been beneficial in improving the understanding of operating results of REITs among the investing public and making comparisons of REIT operating results more meaningful. FFO is computed in accordance with the Company's interpretation of standards established by NAREIT, which may not be comparable to FFO reported by other REITs that do not define the term in accordance with the current NAREIT definition or that interpret the current NAREIT definition differently than the Company.

Because FFO excludes significant economic components of net income (loss) including depreciation and amortization, FFO should be used as an adjunct to net income (loss) and not as an alternative to net income (loss). The principal limitation of FFO is that it does not represent cash flow from operations as defined by GAAP and is a supplemental measure of performance that does not replace net income (loss) as a measure of performance or net cash provided by operating activities as a measure of liquidity. In addition, FFO is not intended as a measure of a REIT's ability to meet debt principal repayments and other cash requirements, nor as a measure of working capital. FFO only provides investors with an additional performance measure.

(2)
Investors in and analysts following the real estate industry utilize NOI as a supplemental performance measure. NOI is derived from revenues minus property operating expenses and real estate taxes. NOI does not represent cash generated from operating activities in accordance with GAAP and should not be considered to be an alternative to net income (loss) (determined in accordance with GAAP) as an indication of the Company's financial performance or to be an alternative to cash flow from operating activities (determined in accordance with GAAP) as a measure of the Company's liquidity; nor is it indicative of funds available for the Company's cash needs, including its ability to make cash distributions. The Company believes that net income (loss) is the most directly comparable GAAP measurement to NOI. Net income (loss) includes interest and depreciation and amortization which often have no effect on the market value of a property and therefore limit its use as a performance measure. In addition, such expenses are often incurred at a parent company level and therefore are not necessarily linked to the performance of a real estate asset. The Company believes that NOI is helpful to investors as a measure of operating performance because it is an indicator of the return on property investment, and provides a method of comparing property performance over time. The Company uses NOI as a key management tool when evaluating performance and growth of particular properties and/or groups of properties. The principal limitation of NOI is that it excludes depreciation, amortization, interest expense, and non-property specific expenses such as general and administrative expenses, all of which are significant costs, and therefore, NOI is a measure of the operating performance of the properties of the Company rather than of the Company overall.

Forward Looking Statements
This press release contains various “forward-looking statements” within the meaning of the Securities Act of 1933, as amended, and the Securities Exchange Act of 1934, as amended, and the Company intends that such forward-looking statements will be subject to the safe harbors created thereby. Forward-looking statements can be identified by words such as “will,” “may,” “could,” “expect,” “anticipate,” “believes,” “intends,” “should,” “plans,” “estimates,” “approximate”, “guidance” and similar expressions in this press release that predict or indicate future events and trends and that do not report historical matters.

These forward-looking statements reflect the Company’s current views with respect to future events and financial performance, but involve known and unknown risks, uncertainties, and other factors, some of which are beyond our control. These risks, uncertainties, and other factors may cause the actual results of the Company to be materially different from any future results expressed or implied by such forward-looking statements. Such risks and uncertainties include national, regional and local economic climates, the ability to maintain rental rates and occupancy levels, competitive market forces, changes in market rates of interest, the ability of manufactured home buyers to obtain financing, the level of repossessions by manufactured home lenders and those risks and uncertainties referenced under the headings entitled “Risk Factors” contained in our 2011 Annual Report, and the Company’s other periodic filings with the Securities and Exchange Commission.

The forward-looking statements contained in this press release speak only as of the date hereof and the Company expressly disclaims any obligation to provide public updates, revisions or amendments to any forward- looking statements made herein to reflect changes in the Company’s assumptions, expectations of future events, or trends.

Sun Communities, Inc. 1st Quarter 2012                                 Page 4

Consolidated Balance Sheets
(in thousands, except per share amounts)

	(Unaudited)
	March 31, 2012	December 31, 2011
ASSETS
Investment property, net	$1,229,208	$1,196,606
Cash and cash equivalents	15,975	5,857
Inventory of manufactured homes	5,750	5,832
Notes and other receivables	112,932	114,884
Other assets	44,151	44,795
TOTAL ASSETS	$1,408,016	$1,367,974
LIABILITIES
Debt	$1,287,571	$1,268,191
Lines of credit	5,984	129,034
Other liabilities	69,085	71,404
TOTAL LIABILITIES	$1,362,640	$1,468,629
Commitments and contingencies
STOCKHOLDERS’ EQUITY (DEFICIT)
Preferred stock, $0.01 par value, 10,000 shares authorized, none issued	$—	$—
Common stock, $0.01 par value, 90,000 shares authorized (March 31, 2012 and December 31, 2011, 28,269 and 23,612 shares issued respectively)	283	236
Additional paid-in capital	713,854	555,981
Accumulated other comprehensive loss	(1,041)	(1,273)
Distributions in excess of accumulated earnings	(629,230)	(617,953)
Treasury stock, at cost (March 31, 2012 and December 31, 2011, 1,802 shares)	(63,600)	(63,600)
Total Sun Communities, Inc. stockholders' equity (deficit)	20,266	(126,609)
Noncontrolling interests:
Preferred OP units	45,548	45,548
Common OP units	(20,438)	(19,594)
TOTAL STOCKHOLDERS’ EQUITY (DEFICIT)	45,376	(100,655)
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIT)	$1,408,016	$1,367,974

Sun Communities, Inc. 1st Quarter 2012                                 Page 5

Consolidated Statements of Operations
(in thousands, except per share amounts)

	Three Months Ended March 31,
	2012	2011
REVENUES
Income from real property	$64,296	$53,836
Revenue from home sales	9,613	8,235
Rental home revenue	6,291	5,330
Ancillary revenues, net	263	294
Interest	2,405	2,068
Other income (loss), net	260	(49)
Total revenues	83,128	69,714
COSTS AND EXPENSES
Property operating and maintenance	16,026	13,458
Real estate taxes	4,872	4,115
Cost of home sales	7,773	6,491
Rental home operating and maintenance	3,824	3,673
General and administrative - real property	5,058	4,478
General and administrative - home sales and rentals	2,209	1,973
Acquisition related costs	164	249
Depreciation and amortization	19,868	16,679
Interest	16,797	15,406
Interest on mandatorily redeemable debt	841	826
Total expenses	77,432	67,348
Income before income taxes and distributions from affiliates	5,696	2,366
Provision for state income taxes	(53)	(131)
Distributions from affiliates	750	350
Net income	6,393	2,585
Less: Preferred return to preferred OP units	579	—
Less: Amounts attributable to noncontrolling interests	437	185
Net income attributable to Sun Communities, Inc. common stockholders	$5,377	$2,400
Weighted average common shares outstanding:
Basic	25,587	20,808
Diluted	25,605	22,902
Earnings per share:
Basic	$0.21	$0.12
Diluted	$0.21	$0.11

Dividends per common share:	$0.63	$0.63

Sun Communities, Inc. 1st Quarter 2012                                 Page 6

Reconciliation of Net Income to FFO(1)
(in thousands, except for per Share amounts)

	Three Months Ended
	March 31,
	2012	2011
Net income attributable to Sun Communities, Inc. common stockholders	5,377	2,400
Adjustments:
Preferred return to preferred OP units	579	—
Amounts attributable to noncontrolling interests	437	185
Depreciation and amortization	20,115	17,019
Benefit for state income taxes (3)	—	(9)
Gain on disposition of assets, net	(796)	(808)
Funds from operations ("FFO") (1)	25,712	18,787

Funds from operations per Share - fully diluted	$0.89	$0.82
Funds from operations per Share excluding acquisition costs - fully diluted	$0.90	$0.83

(3)	The state income tax benefit for the period ended March 31, 2011 represents the reversal of the Michigan Business Tax provision previously recorded.

Sun Communities, Inc. 1st Quarter 2012                                 Page 7

Statement of Operations – Same Site
(in thousands except for other information)

	Three Months Ended March 31,
	2012	2011	Change	% Change
REVENUES:
Income from real property	53,344	50,664	2,680	5.3%
PROPERTY OPERATING EXPENSES:
Payroll and benefits	4,011	3,964	47	1.2%
Legal, taxes, & insurance	583	701	(118)	(16.8)%
Utilities	2,984	3,131	(147)	(4.7)%
Supplies and repair	1,528	1,443	85	5.9%
Other	1,288	1,047	241	23.0%
Real estate taxes	4,048	4,115	(67)	(1.6)%
Property operating expenses	14,442	14,401	41	0.3%
NET OPERATING INCOME ("NOI")(2)	38,902	36,263	2,639	7.3%

	As of March 31,
	2012	2011	Change
OTHER INFORMATION
Number of properties	136	136	—
Developed sites	47,845	47,684	161
Occupied sites (4)	39,377	38,641	736
Occupancy % (4)(5)	86.1%	84.8%	1.3%
Weighted average monthly rent per site (6)	$431	$418	$13
Sites available for development	5,255	5,439	(184)

(4)	Occupied sites and occupancy % include manufactured housing and permanent recreational vehicle sites, and exclude seasonal recreational vehicle sites.

(5)	Occupancy % excludes completed but vacant expansion sites.

(6)	Average rent relates only to manufactured housing sites, and excludes permanent and seasonal recreational vehicle sites.

Sun Communities, Inc. 1st Quarter 2012                                 Page 8

Rental Program Summary
(in thousands except for *)

	Three Months Ended March 31,
	2012	2011	Change	% Change
REVENUES:
Rental home revenue	$6,291	$5,330	$961	18.0%
Site rent included in income from real property	9,045	7,572	1,473	19.5%
Rental program revenue	15,336	12,902	2,434	18.9%
EXPENSES:
Commissions	533	472	61	12.9%
Repairs and refurbishment	1,846	1,806	40	2.2%
Taxes and insurance	805	736	69	9.4%
Marketing and other	640	659	(19)	(2.9)%
Rental program operating and maintenance	3,824	3,673	151	4.1%
NET OPERATING INCOME ("NOI") (2)	$11,512	$9,229	$2,283	24.7%

Occupied rental home information as of March 31, 2012 and 2011:
Number of occupied rentals, end of period*	7,349	6,235	1,114	17.9%
Investment in occupied rental home	$249,818	$203,280	$46,538	22.9%
Number of sold rental homes*	218	216	2	0.9%
Weighted average monthly rental rate*	$764	$741	$23	3.1%

Sun Communities, Inc. 1st Quarter 2012                                 Page 9

Acquisitions Summary
(amounts in thousands except for statistical data)

Three Months Ended March 31, 2012
REVENUES:
Income from real property	$7,594
Revenue from home sales	372
Rental home revenue	200
Total revenues	8,166
COSTS AND EXPENSES:
Property operating and maintenance	2,271
Real estate taxes	825
Cost of home sales	290
Rental home operating and maintenance	95
Total expenses	3,481

NET OPERATING INCOME ("NOI") (2)	$4,685

As of March 31, 2012
Other information:
Number of properties	26
Developed sites	8,076
Occupied sites (4)	5,314
Occupancy % (4)(5)	86.6%
Weighted average monthly rent per site (6)	$381

Occupied rental home information :
Number of occupied rentals, end of period	330
Investment in occupied rental homes (in thousands)	$10,054
Number of sold rental homes	2
Weighted average monthly rental rate	$780

Home sales information :	Three Months Ended March 31, 2012
Pre-Owned Homes	27

Sun Communities, Inc. 1st Quarter 2012                                 Page 10